UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2018, the Board of Directors (the “Board”) of Dana Incorporated (the “Company”) appointed Michael J. Mack, Jr. and Diarmuid B. O’Connell to the Board effective February 16, 2018. Mr. Mack has been named to both the Audit Committee and Compensation Committee of the Board, and Mr. O’Connell has been named to the Nominating and Corporate Governance Committee and Compensation Committee of the Board, effective February 16, 2018, in each case.

Mr. Mack, 61, recently retired from Deere & Co., where he had served as chief financial officer; president of the company’s Worldwide Construction & Forestry Division; and most recently as group president of John Deere Financial Services, Global Human Resources, and Public Affairs. He also held leadership roles in dealer systems, business development, engineering, purchasing, manufacturing, marketing, and finance.

Mr. Mack earned bachelor’s and master’s degrees in mechanical engineering from Iowa State University and also holds a master’s degree in business administration in finance, operations, and statistics from the University of Chicago.

Mr. O’Connell, 54, spent the last 11 years at Tesla, most recently as vice president of business development. One of the longest-serving executives at the automaker, he also served as chief of staff to the assistant secretary of state for political military affairs in the U.S. Department of State. He also held management positions with Accenture, Young & Rubicam, and McCann-Erickson.

A graduate of Dartmouth College, Mr. O’Connell earned master’s degrees in business administration from the Northwestern University’s Kellogg School of Management and international relations from the University of Virginia.

Messrs. Mack and O’Connell will receive the same compensation for their services as will be consistent with that of the Company’s other nonemployee directors. There are no arrangements or understandings between either of Messrs. Mack or O’Connell and any other persons pursuant to which either of Messrs. Mack or O’Connell were selected as director, and there are no transactions in which either of Messrs. Mack or O’Connell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also, on February 16, 2018, Terrence J. Keating and Mark A. Schulz notified the Board that they will not stand for re-election at the Company’s 2018 Annual Meeting of Shareholders, and will resign from the Board, effective the date of the Company’s 2018 Annual Meeting of Shareholders.

A copy of the Company’s press release regarding the actions above is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

99.1	Dana Incorporated Press Release, dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: February 20, 2018	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel & Secretary